Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:  Horizon Minerals Corp.

Ladies and Gentlemen:

We have read Item 4.01 of Horizon Minerals Corp.’s Current Report on Form 8-K dated March 13, 2014, captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm.  We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

March 26, 2014